CHECK TECHNOLOGY CORPORATION
CHECK TECHNOLOGY CORPORATION
SECURITY OWNERSHIP OF PRINCIPAL SHAREHOLDERS AND MANAGEMENT
PROPOSAL 1
ELECTION OF DIRECTORS
EXECUTIVE COMPENSATION
SUMMARY COMPENSATION TABLE
Option Exercises and Holdings
COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN AMONG CHECK TECHNOLOGY CORPORATION THE NASDAQ STOCK MARKET (U.S.) INDEX AND PEER GROUP
PROPOSAL 2
APPROVAL OF AUDITORS
CERTAIN TRANSACTIONS
SHAREHOLDER PROPOSALS
GENERAL

SCHEDULE 14A
(RULE 14A-101)

INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
EXCHANGE ACT OF 1934 (AMENDMENT NO. )

Filed by the registrant [X]

Filed by a party other than the registrant [ ]

Check the appropriate box:

[ ] Preliminary proxy statement.         [ ] Confidential, for use of the Commission only (as permitted by Rule 14a-6(e)(2).

[X] Definitive proxy statement.

[ ] Definitive additional materials.

[ ] Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12.

Check Technology Corporation
_____________________________________________________________________________
(Name of Registrant as Specified in Its Charter)

____________________________________________________________________________
(Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

Payment of filing fee (check the appropriate box):

[X] No fee required.

[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

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(2)	Aggregate number of securities to which transaction applies:

________________________________________________________________________________

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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(4)	Proposed maximum aggregate value of transaction:

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(5)	Total fee paid:

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[ ] Fee paid previously with preliminary materials.

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[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1)	Amount Previously Paid:

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(2)	Form, Schedule or Registration Statement No.:

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(4)	Date Filed:

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CHECK TECHNOLOGY CORPORATION

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

March 16, 2000

      Notice is hereby given that the Annual Meeting of Shareholders of Check Technology Corporation will be held at the offices of the Company, 12500 Whitewater Drive, Minnetonka, Minnesota 55343 on Thursday, March 16, 2000, at 3:00 p.m., Central Standard Time, for the following purposes:

1.	To elect three directors to hold office until the next Annual Meeting of Shareholders or until their successors are elected.

2.	To ratify and approve the selection of independent auditors for the current fiscal year.

3.	To transact such other business as may properly come before the meeting or any adjournment or adjournments thereof.

      The Board of Directors has fixed the close of business on February 16, 2000 as the record date for the determination of shareholders entitled to notice of and to vote at the meeting.

By Order of the Board of Directors,

Thomas H. Garrett III
Secretary

Minnetonka, Minnesota
February 18, 2000

TO ASSURE YOUR REPRESENTATION AT THE MEETING, PLEASE SIGN, DATE AND RETURN YOUR PROXY IN THE ENCLOSED ENVELOPE, WHETHER OR NOT YOU EXPECT TO ATTEND IN PERSON. SHAREHOLDERS WHO ATTEND THE MEETING MAY REVOKE THEIR PROXIES AND VOTE IN PERSON IF THEY SO DESIRE.

CHECK TECHNOLOGY CORPORATION

PROXY STATEMENT

Annual Meeting of Shareholders

March 16, 2000

      This Proxy Statement is furnished to the shareholders of Check Technology Corporation (the “Company”) in connection with the solicitation of proxies by the Board of Directors of the Company to be voted at the Annual Meeting of Shareholders to be held on Thursday, March 16, 2000, at the offices of the Company, 12500 Whitewater Drive, Minnetonka, MN 55343, at 3:00 p.m., Central Standard Time, or any adjournment or adjournments thereof. The cost of this solicitation will be borne by the Company. In addition to the solicitation by mail, officers, directors and employees of the Company may solicit proxies by telephone, telegraph or in person, and no additional compensation will be paid to such individuals. The Company may also request banks and brokers to solicit their customers who have a beneficial interest in the Company’s Common Stock registered in the name of nominees and will reimburse such banks and brokers for their reasonable out-of-pocket expenses. The mailing of this proxy statement to shareholders of the Company commenced on or about February 18, 2000.

      The total number of shares of capital stock of the Company outstanding and entitled to vote at the meeting as of February 16, 2000 consists of 6,153,620 shares of $.10 par value Common Stock (the “Common Stock”). Each share of Common Stock is entitled to one vote and there is no cumulative voting. Only shareholders of record at the close of business on February 16, 2000 will be entitled to vote at the meeting. The presence in person or by proxy of the holders of a majority of the shares entitled to vote at the Annual Meeting of Shareholders constitutes a quorum for the transaction of business.

      Under Minnesota law, each item of business properly presented at a meeting of shareholders generally must be approved by the affirmative vote of the holders of a majority of the voting power of the shares present, in person or by proxy, and entitled to vote on that item of business.

      Shares represented by proxies properly signed, dated and returned will be voted at the Annual Meeting in accordance with the instructions set forth therein. If a proxy is properly signed but contains no such instructions, the shares represented thereby will be voted FOR the director nominees, FOR the appointment of the auditors and at the discretion of the proxy holders as to any other matters which may properly come before the Annual Meeting. Each proxy may be revoked at any time before it is voted by executing and returning a proxy bearing a later date, by giving written notice of revocation to the Secretary of the Company or by attending the Annual Meeting and voting in person.

      Abstentions will be treated as shares that are present and entitled to vote for purposes of determining the presence of a quorum and in tabulating votes cast on proposals presented to shareholders, but as unvoted for purposes of determining the approval of the matter. Consequently, an abstention will have the same effect as a negative vote. If a broker indicates on the proxy that it does not have discretionary authority as to certain shares to vote on a particular matter, those shares will not be considered as present and entitled to vote with respect to that matter.

SECURITY OWNERSHIP OF PRINCIPAL
SHAREHOLDERS AND MANAGEMENT

      The following table sets forth, as of February 16, 2000, the beneficial ownership of the Company’s Common Stock by (i) all persons who are known by the Company to hold five percent or more of the Common Stock of the Company, (ii) each of the directors of the Company, (iii) each executive officer named in the Summary Compensation Table below, and (iv) all directors and officers of the Company as a group.

Name and Address of Beneficial Owner	Shares Beneficially Owned		Percent of Class

Annette J. Brenner and Fred H. Brenner	473,400	(1)	7.7%
514 N. Wynnewood Avenue Wynnewood, PA 19096

Perkins Capital Management, Inc.	387,550	(2)	6.3%
730 East Lake Street Wayzata, MN 55391

Dimensional Fund Advisors, Inc.	329,300	(3)	5.3%
1299 Ocean Avenue, 11th Floor Santa Monica, CA 90401

Jay A. Herman(4)(5)	196,050	(6)	3.1%

Robert Reznick(4)	119,525	(6)(7)	1.6%

Thomas H. Garrett III(4)	37,500	(6)(8)	*

Gary R. Holland(4)	39,500	(6)	*

Oscar Victor(4)	47,900	(6)	*

Peter J. Wood(5)	10,000	(6)	*

All officers and directors as a group (7 persons)	495,901	(6)	7.4%

  *     Less than 1%

(1)	Annette J. Brenner has sole voting power with respect to 234,900 shares. Fred H. Brenner has sole voting power with respect to 238,500 shares.

(2)	Perkins Capital Management, Inc. has sole dispositive power with respect 387,550 shares and sole voting power with respect to 169,500 shares.

(3)	Dimensional Fund Advisors Inc. has sole dispositive power with respect to 329,300 shares and sole voting power with respect to 329,300 shares.

(4)	Serves as a director of the Company. The address of each individual is 12500 Whitewater Drive, Minnetonka, MN 55343.

(5)	Serves as an executive officer of the Company and appears in the Summary Compensation Table below.

(6)	Includes the following number of shares which could be purchased under stock options exercisable within 60 days from the date hereof: Mr. Herman, 77,500 shares; Mr. Reznick, 35,200 shares; Mr. Garrett, 20,334 shares; Mr. Holland, 15,000 shares; Mr. Victor, 35,160 shares; Mr. Wood, 10,000 shares; and all officers and directors as a group, 223,694 shares.

(6)	Includes 15,000 shares held by the Robert and Anne Reznick Family Foundation and 5,174 shares held in an irrevocable insurance trust. Mr. Reznick disclaims beneficial ownership of such shares.

(7)	Includes 6,000 shares held by Mr. Garrett’s spouse. Mr. Garrett disclaims beneficial ownership of such shares.

PROPOSAL 1

ELECTION OF DIRECTORS

      The Bylaws of the Company provide that at each annual meeting the shareholders shall determine the number of directors to serve during the following year. The Bylaws also authorize the Board to increase the number of directorships between annual meetings of shareholders. The Board of Directors has recommended that the number of directors to be elected this year be set at five. Two members of the Board of Directors, Mssrs. Reznick and Victor, are not standing for reelection. For this reason, only the three persons named below will be elected at the annual meeting. Proxies cannot be voted for a greater number of persons than the number of nominees named. The Board of Directors intends to name two persons to fill the vacancies on the Board by the end of the fiscal year.

      The Board of Directors recommends that the shareholders elect the nominees named below as directors of the Company for the ensuing year. It is intended that the persons named as proxies will vote the proxies for the election as directors of the nominees named below. Each nominee is presently a director of the Company. Unless otherwise indicated, each nominee has held his present occupation as set forth below, or has been an officer with the organization indicated, for more than the past five years. Each nominee has indicated his willingness to serve, but should any nominee be unable to serve as a director, the persons named as proxies may vote for a substitute nominee in their discretion.

Jay A. Herman Director since 1989 Age — 52	President of the Company since June 1989

Mr. Herman joined the Company as Executive Vice President and Chief Financial Officer in May 1988 and was promoted to President in June 1989. Prior to joining the Company, Mr. Herman was Vice President and Chief Financial Officer of Gelco Corporation’s International Division. He held that post from 1986 to 1988. Between 1979 and 1986, Mr. Herman held the positions of Vice President of Administrative Services for Gelco Corporation and Director of Planning and Budgets for Gelco’s Fleet Leasing Division. Before joining Gelco, Mr. Herman held several positions with General Mills.

Thomas H. Garrett III Director since 1986 Age — 55	Business Consultant

Mr. Garrett is Secretary to the Company and has been a business and legal consultant since July 1996. Prior to July 1996, Mr. Garrett was a partner at the law firm of Lindquist & Vennum P.L.L.P. of Minneapolis, Minnesota. He served as its Managing Partner from 1993 through 1995. Mr. Garrett is also a director of St. Jude Medical, Inc. and Lifecore Biomedical, Inc.

Gary R. Holland Director since 1992 Age — 58	Chairman, President and Chief Executive Officer of Fargo Electronics, Inc.

Mr. Holland is Chairman of the Board of Directors, President and Chief Executive Officer of Fargo Electronics, Inc., a manufacturer of plastic card personalization equipment. He is also Chairman of the Board of Directors of Datakey, Inc., a manufacturer of portable data devices and currently owns Holland & Associates, a Minneapolis-based consulting firm. He previously served as President and Chief Executive Officer of Datacard Corporation, a manufacturer of plastic transaction cards, embossing and encoding equipment and transaction terminals, from 1982 to 1992.

Vote Required

      The affirmative vote of a majority of the shares represented at the meeting of the Company’s Common Stock is required for the election of the nominees.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR”

THE ELECTION OF EACH NOMINEE.

      The Board of Directors met 10 times during fiscal 1999. The Board of Directors has two standing committees, the Executive Committee and the Audit Committee. The Executive Committee is currently composed of Messrs. Reznick and Herman. The Executive Committee met one time during fiscal 1999. The Executive Committee has the power of the Board and also acts as an advisory body to the Board by reviewing various matters prior to their submission to the Board. The Audit Committee is currently comprised of Messrs. Holland and Garrett. The Audit Committee met two times in fiscal 1999 and has met once since September 30, 1999 to review the 1999 audit and the recommendations of the Company’s independent auditors. Among other duties, the Audit Committee reviews and evaluates significant matters relating to the audit and internal controls of the Company, reviews the scope and results of audits by, and the recommendations of, the Company’s independent auditors and approves additional services to be provided by the auditors. The Committee reviews audited financial statements of the Company. Each director attended 75% or more of the meetings during fiscal 1999 of the Board of Directors and Board Committees on which he served.

      The Company does not have a nominating committee or a compensation committee.

      During fiscal 1999, directors were paid a fee of $1,000 for each meeting attended of the Board of Directors and $500 for each meeting attended of any committee on which they serve. No compensation for serving as a director was paid to Mr. Herman.

      The Company’s 1997 Stock Plan (the “1997 Plan”) allows for the granting of discretionary stock options and other stock-based awards to directors of the Company, including non-employee directors. The 1997 Plan does not currently provide for annual automatic grants to non-employee directors.

EXECUTIVE COMPENSATION

Summary of Cash and Certain Other Compensation

      The following table shows, for the fiscal years ending September 30, 1999, 1998 and 1997, the cash compensation paid by the Company, as well as certain other compensation paid or accrued for those years, to Jay A. Herman, the Company’s President and Chief Executive Officer as well as to the Company’s only other most highly compensated officer in office at the end of fiscal 1999 (the “Named Executives”). No other executive officers of the Company received total cash compensation exceeding $100,000 during fiscal 1999.

SUMMARY COMPENSATION TABLE

					Long Term
					Compensation
	Annual Compensation				Awards

					Restricted	Securities
					Stock	Underlying		All Other
			Salary	Bonus	Awards	Options		Compensation
Name and Position	Year		($)	($)	($)	(#)		($)(7)

Jay A. Herman	1999		$209,751	$45,000	0	60,000	(3)	4,800
President and Chief Executive	1998		201,703	45,000	0	15,000	(2)	5,000
Officer	1997		193,680	35,000	$240,625 (1)	0		4,500
Peter J. Wood	1999		$119,104	$5,000	0	40,000	(4)	2,000
Vice President	1998		94,453	0	0	0		462
Engineering	1997	(5)	19,673	0	0	10,000	(6)	0

(1)	Reflects a grant of 25,000 shares of restricted stock on October 1, 1996 on which date the fair market value of the Company’s stock was $9.625 per share. This award vests over five years in equal increments.

(2)	Reflects an option grant of 15,000 shares at $4.75 per share.

(3)	Reflects an option grant of 60,000 shares at $2.625 per share.

(4)	Reflects an option grant of 40,000 shares at $2.625 per share.

(5)	Partial year only as Mr. Wood’s employment began July 7, 1997.

(6)	Reflects an option grant of 10,000 shares at $6.50 per share.

(7)	Reflects 401(k) matching contributions under the Company’s Profit Sharing Plan.

Option Exercises and Holdings

      The following table sets forth information with respect to an option grant to the Named Executive in fiscal 1999:

OPTION GRANT IN LAST FISCAL YEAR

	Individual Grant				Potential Realizable
					Value at Assumed
					Annual Rates
	Number of	Percent of			of Stock Price
	Securities	Total Options			Appreciation for
	Underlying	Granted to			Option Term
	Options	Employees in	Exercise	Expiration
Name	Granted(#)	Fiscal Year	Price	Date	5%($)	10%($)

Jay A. Herman	30,000	8%	$2.625	10/22/05	32,059	74,711
	30,000	8%	$2.625	09/22/08	49,525	125,507
Peter J. Wood	20,000	3%	$2.625	10/22/05	21,373	49,808
	20,000	3%	$2.625	09/22/08	33,016	83,671

      The following table sets forth information with respect to the Named Executive concerning the exercise of options during 1999 and unexercised options held as of September 30, 1999:

AGGREGATED OPTION EXERCISES AND FISCAL YEAR-END OPTION VALUES

			Number of Securities
			Underlying
			Unexercised Options
			at FY-End(#)
	Shares Acquired
Name	on Exercise(#)	Value Realized($)	Exercisable	Unexercisable

Jay A. Herman	—	—	66,250	71,250
Peter J. Wood	—	—	5,000	45,000

[Additional columns below]

[Continued from above table, first column(s) repeated]

Value of Unexercised
In-the-Money
Options at FY-End ($)(1)

Name	Exercisable	Unexercisable

Jay A. Herman	—	—
Peter J. Wood	—	—

(1)	Based on a market price of $2.875 per share for the Company’s Common Stock as of September 30, 1999.

Employment Agreements

      Effective October 1, 1994, the Board approved an Employment Agreement for Mr. Herman with a term through September 30, 1999. Under the agreement, Mr. Herman receives a minimum base salary of $210,000 and is eligible for fringe benefits made available to executive officers of the Company. The agreement also provides that, if Mr. Herman’s employment is terminated (i) by the Company for reasons other than death, retirement, disability or “Cause;” or (ii) by Mr. Herman for “good reason,” following a “change in control” as defined in the agreement, then the Company shall pay a severance payment equal to the greater of $538,500 or three times Mr. Herman’s full annual compensation (base plus incentive compensation and other items) during the period prior to the termination. In general, a change in control would occur when there has been a change in the controlling persons reported in the Company’s proxy statement, when 30% or more of the Company’s outstanding voting stock is acquired by any person, or when the current members of the Board of Directors or their successors, elected or nominated by such members, cease to be a majority of the Board of Directors. In the event the agreement terminates and is not extended and Mr. Herman ceases to be employed by the Company for reasons other than “Cause” within 12 months after the date the Agreement terminated, the Company will pay Mr. Herman a severance payment of $200,000 within 30 days after the date his employment terminates.

Compensation Committee Interlocks and Insider Participation

      The full Board of Directors of the Company acts as the Compensation Committee. Jay A. Herman, the President of the Company, served on the Board of Directors during 1999.

Report on Executive Compensation

      Decisions on compensation of the Company’s executives are made by the entire Board of Directors. The following report shall not be deemed incorporated by reference into any filing under the Securities Exchange Act of 1933 or the Securities Exchange Act of 1934.

      The Company uses various compensation surveys and outside consultants to develop its compensation strategy and plans. The Board also refers to such surveys for executive compensation purposes. The Board has not used outside consultants to prepare specific studies but the Board would be free to do so in the exercise of its independent judgment.

      There are four components to the Company’s executive compensation program: (1) base salary; (2) bonus; (3) stock option; and (4) profit sharing/ retirement. The compensation philosophy of the Company is to be competitive with comparable and directly competitive companies to attract and motivate highly qualified employees. To this end, the Board has adjusted the mix of the compensation components from year to year according to survey data and the Company’s performance.

      Base Salary.  Executive base salaries are adjusted annually based on cost of living adjustments. Historically, base compensation increases have rarely exceeded 5%. Exceptions have been made in cases where job skills, performance and competitive salary information justify same.

      Bonus.  The Board annually approves executive bonuses based upon the achievement of predetermined earnings and development objectives the Board believes are critical to the Company’s long-term progress. Bonuses are payable to deserving executives, managers and key employees based upon the recommendation of the Chief Executive Officer.

      Stock Options.  The Company’s current stock option plans include executives, managers and key employees. Stock options have been granted periodically by the Board of Directors. The Company’s 1991 and 1997 Plans allow the grant of options, both incentive and non-qualified, as well as restricted and deferred stock awards. Restricted stock grants have been used sparingly. The Company’s option grants and restricted stock awards are subject to time vesting in 20%-25% annual increments commencing on the first anniversary of the date of grant. During fiscal 1999, the Company granted stock options to purchase an aggregate of 365,000 shares of common stock to 42 executive officers and employees of the Company.

      Profit Sharing/ Retirement.  The Company sponsors a 401(k) Plan for U.S. employees, including executives, under which the Company partially matches employee contributions at a proportion set by the Company. The Board approves the corporate matching formula for all employees.

      Chief Executive Compensation.  Mr. Herman’s compensation for the period 1997-1999 is shown in the summary compensation table above. The Board of Directors believes that Mr. Herman has managed the Company extremely well in a difficult competitive environment and that his compensation is consistent with this evaluation. Mr. Herman has been subject to employment agreements with the Company since 1990. The Agreement (described in “Employment Agreements” set forth above) provides that the Board may increase Mr. Herman’s base salary from time to time as it deems advisable.

      Submitted by the Company’s Board of Directors:

Robert Reznick, Chairman
Thomas H. Garrett
Jay A. Herman
Gary R. Holland
Oscar Victor.

Stock Performance

The graph below sets forth a comparison of the cumulative shareholder return of the Company’s Common Stock over the last five fiscal years with the cumulative total return over the same periods for the Total Return Index for the Nasdaq Stock Market — U.S. Companies and a peer group made up of the following four companies whose business is selling capital equipment to the industrial printing industry: Baldwin Technology Company Inc., Gunther International Ltd., Publishers Equipment Corp., and Stevens International, Inc. The graph below compares the cumulative total return of the Company’s Common Stock over the last five fiscal years assuming a $100 investment on October 1, 1994 and assuming reinvestment of all dividends.

COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN
AMONG CHECK TECHNOLOGY CORPORATION
THE NASDAQ STOCK MARKET (U.S.) INDEX AND PEER GROUP

[PERFORMANCE GRAPH]

	Cumulative Total Return

	9/94	9/95	9/96	9/97	9/98	9/99

Check Technology Corporation	$100	$132	$176	$87	$53	$51

Nasdaq Stock Market (U.S.)	100	138	164	225	229	372

Peer Group	100	113	71	114	88	47

      The performance graph above shall not be deemed incorporated by reference by any statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, and shall not otherwise be deemed filed under such Acts.

PROPOSAL 2

APPROVAL OF AUDITORS

      Ernst & Young LLP, independent auditors, have been auditors for the Company since its inception. They have been reappointed by the Board of Directors, upon recommendation of the Audit Committee, as the Company’s auditors for the current fiscal year and shareholder approval of the appointment is requested. In the event the appointment of Ernst & Young LLP is not approved by the shareholders, the Board of Directors will make another appointment to be effective at the earliest feasible time.

      A representative of Ernst & Young LLP will be present at the Annual Meeting of Shareholders, will have an opportunity to make a statement if he desires to do so, and will be available to respond to appropriate questions.

      THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE APPOINTMENT OF ERNST & YOUNG LLP.

CERTAIN TRANSACTIONS

      The Company has an executive loan program whereby certain executives may borrow the cash required for the exercise of stock options as well as the tax consequences as a result of the exercise (the “Executive Loan Program”). In May 1995, Jay A Herman, President and Chief Executive Officer of the Company, pursuant to the Executive Loan Program, executed two promissory notes with the Company for an aggregate principal amount of approximately $145,000 (the “Notes”) for the exercise of 40,000 shares of common stock at a price of $2.00 per share. The per share market price of the shares was $6.375 on the date of exercise. The 40,000 shares Mr. Herman received from the exercise are pledged as collateral for the Notes. The terms of the Notes were subsequently amended in fiscal 1997 and fiscal 1998. The Notes currently bear interest at a fixed rate of 5.25% per annum and may not be prepaid without Board approval. The Notes are due and payable in full in May 2000.

SHAREHOLDER PROPOSALS

      The rules of the Securities and Exchange Commission permit shareholders of a company, after timely notice to the company, to present proposals for shareholder action in the company’s proxy statement where such proposals are consistent with applicable law, pertain to matters appropriate for shareholder action and are not properly omitted by company action in accordance with the proxy rules. The Check Technology Corporation 2000 Annual Meeting of Shareholders is expected to be held on or about March 15, 2001 and proxy materials in connection with that meeting are expected to be mailed on or about January 31, 2001. Shareholder proposals prepared in accordance with the proxy rules must be received by the Company on or before October 3, 2000. In addition, if the Company receives notice of a shareholder proposal after January 3, 2001, such proposal will be considered untimely pursuant to the Company’s Bylaws and the persons named as proxies solicited for the Company’s 2001 Annual Meeting may exercise discretionary voting power with respect to such proposal.

GENERAL

Section 16(a) Beneficial Ownership Reporting Compliance

      Pursuant to Section 16(a) under the Securities Exchange Act of 1934, executive officers, directors and 10% shareholders of the Company are required to file reports on Forms 3, 4 and 5 of their beneficial holdings and transactions in the Company’s Common Stock. During fiscal 1999, all such reports were filed in a timely manner.

Other Matters

      The Board of Directors of the Company knows of no matters other than the foregoing to be brought before the meeting. However, the enclosed proxy gives discretionary authority in the event that any additional matters should be presented.

      The Annual Report of the Company for the past fiscal year is enclosed herewith and contains the Company’s financial statements for the fiscal year ended September 30, 1999. A copy of Form 10-K, the Annual Report filed by the Company with the Securities and Exchange Commission, is enclosed and additional copies will be furnished without charge to any shareholder who requests such in writing from the Company, at the address noted on the first page of this Proxy Statement.

BY THE ORDER OF THE
BOARD OF DIRECTORS

Thomas H. Garrett III
Secretary

CHECK TECHNOLOGY CORPORATION

ANNUAL MEETING OF STOCKHOLDERS

Thursday, March 16, 2000
3:00 p.m.

At The Offices of Check Technology Corporation
12500 Whitewater Drive
Minnetonka, MN 55343

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CHECK TECHNOLOGY CORPORATION

12500 Whitewater Drive, Minnetonka, MN 55343	proxy

This proxy is solicited by the Board of Directors for use at the Annual Meeting on March 16, 2000.

The shares of stock you hold in your account or in a dividend reinvestment account will be voted as you specify below.

If no choice is specified, the proxy will be voted “FOR” Proposals 1, 2 and 3.

      The undersigned hereby appoints Robert Reznick and Thomas H. Garrett III, or either of them, proxies with full power of substitution to vote all shares of stock of Check Technology Corporation of record in the name of the undersigned at the close of business on February 16, 2000, at the Annual Meeting of Shareholders to be held in Minnetonka, Minnesota on March 16, 2000, or at any adjournment or adjournments thereof, hereby revoking all former proxies.

COMPANY#

CONTROL#

There are two ways to vote your Proxy

Your telephone vote authorizes the Named Proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

VOTE BY PHONE — TOLL FREE — 1-800-240-6326 — QUICK *** EASY ***IMMEDIATE

•	Use any touch-tone telephone to vote your proxy 24 hours a day, 7 days a week.

•	You will be prompted to enter your 3-digit Company Number and your 7-digit Control Number which are located above.

•	Follow the simple instructions the Voice provides you.

VOTE BY MAIL

•	Mark, sign and date your proxy card and return it in the postage-paid envelope we’ve provided or return it to Check Technology Corporation, c/o Shareowner Services,(SM) P.O. Box 64873, St. Paul, MN 55164-0873.

If you vote by Phone, please do not mail your Proxy Card

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The Board of Directors Recommends a Vote FOR Items 1, 2 and 3.

1.	Election of directors:	01 Jay A. Herman	02 Gary R. Holland	[ ]	Vote FOR	[ ]	Vote WITHHELD

		03 Thomas H. Garrett III			all nominees (except as marked)		from all nominees

(Instructions: To withhold authority to vote for any individual nominee, write the number(s) of the nominee(s) in the box provided to the right.)

2. PROPOSAL TO RATIFY THE APPOINTMENT OF ERNST & YOUNG LLP AS INDEPENDENT AUDITORS.	[ ] For [ ] Against [ ] Abstain

3. IN THEIR DISCRETION, UPON ANY OTHER MATTERS COMING BEFORE THE MEETING.	[ ] For [ ] Against [ ] Abstain

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR EACH PROPOSALS.

Address Change? Mark Box [ ]

Indicate changes below:	Date

Signature(s) in Box

Please sign exactly as your name(s) appears on the proxy. If held in joint tenancy, all persons must sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the proxy.